Exhibit 10.13

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”), dated as of May 16, 2025, is entered into by NOVELSTEM INTERNATIONAL CORP., a Florida corporation (the “Maker”) and Stephen Gans, an individual (the “Noteholder”).

WHEREAS, the Maker and the Noteholder are parties to that certain Promissory Note, dated as of May 1, 2023 (the “Promissory Note”); and

WHEREAS, the Maker and the Noteholder desire to amend the Promissory Note to remove the Guarantee included in the original Promissory Note and replace it with fixed interest of $36,000 and extend the term of the Promissory Note.

NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by each party hereto as follows:

Amendment to the Promissory Note. It is hereby agreed and understood that the Promissory Note shall be amended as follows:

1. Guarantee. The following defined term in the Promissory Note is removed in its entirety:

“Guarantee” means that Novelstem will guarantee that the $650,000 equity investment that the Noteholder made in NewStem will be worth at least $650,000 when this note matures.

2. Applicable Rate. The following defined term:

“Applicable Rate” means the rate equal to zero percent (0%). Is replaced with the following:

“Interest Added to Note Balance” means the fixed amount of $36,000 for interest incurred is to be added to the note balance of $300,000 effective May 16, 2025.

2. Maturity Date. The paragraph of the Promissory Note entitled “Maturity Date” is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means the earlier of (a) September 30, 2025 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

Miscellaneous:

A. Except as expressly amended and modified by this Amendment, the Promissory Note is and shall continue to be in full force and effect in accordance with the terms thereof.

B. This Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Promissory Note to duly executed as of the day and year first written above.

MAKER:
NOVELSTEM INTERNATIONAL CORP.

/s/ Jan Loeb
Jan Loeb

NOTEHOLDER:

/s/Stephen Gans
Stephen Gans